UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 ____________________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015

WHEREVERTV BROADCASTING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11873	13-3886065

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Mill Street
Coraopolis, Pennsylvania	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 663-0094

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amended 8-K is being filed to supplement and correct the Company’s 8-K filed on October 13, 2015 with respect to actions taken by the Company’s Board of Directors at its meeting on October 5, 2015.

Item 8.01 Other Events

At a Board of Directors Meeting held on October 5, 2015, WhereverTV Broadcasting Corporation (OTCPINK: TVTV) voted on and approved the following actions:

1.	To create an internal control policy & disaster recovery plan.

2.	To authorize Edward D. Ciofani, as CEO of the Company, to execute any and all documents on the Company’s behalf to effectuate the creation of a WhereverTV Latino Division, and the formation of a subsidiary of the Company, and other documents and contracts on behalf of the Company to effectuate the transaction related thereto.

3.	Approved the creation of a Series B Class of Preferred Shares consisting of 6,000,000 shares with each share of Series B Preferred having 10 votes, and to amend the Certificate of Incorporation and By-Laws to include a designation for the creation of the said Class B Preferred Shares.

4.	Authorized the creation of a Promissory Note from Edward D. Ciofani to the Company in the amount of $3,000,000 in consideration for the issuance of 6,000,000 Class B Preferred Shares to Ciofani. The term of the Note shall be 18 months and if the Note is not paid within that term, the Series B Shares shall automatically be cancelled.

5.	Authorized the creation by the Board of Directors of a Stock Purchase Options and an Employee Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 15, 2015	WHEREVERTV BROADCASTING CORPORATION

	By:	/s/ Edward D. Ciofani
Name: Edward D. Ciofani
Title: Chief Executive Officer